AMENDMENT NO.1 TO THE
AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO.1 TO THE AGREEMENT AND PLAN OF MERGER (the “Amendment”) is dated as of February 1, 2011 and entered into by and among: (i) Tactical Air Defense Services, Inc., a Nevada corporation (the “Parent”); (ii) TAS Acquisition Corp., a Nevada corporation (the “Acquisition Subsidiary”); and (iii) Tactical Air Support, Inc., a Nevada corporation (the “Company”) (The Parent, the Acquisition Subsidiary and the Company are each a “Party” and referred to collectively herein as the “Parties”).

RECITALS

WHEREAS, on or about December 10, 2010, the Parties entered into an Agreement and Plan of Merger (the “Merger Agreement”) contemplating the merger of the Acquisition Subsidiary, a wholly-owned subsidiary of Parent, with and into the Company (the “Merger”);

WHEREAS, Section 7.2 of the Merger Agreement provided that in the event the underlying conditions of Article V of the Merger Agreement had not been met (collectively the “Closing Conditions”) and the Merger had not closed by or before January 31, 2011 (the “Initial Closing Date”), the Merger Agreement shall terminate unless extended by written mutual consent of all Parties;

WHEREAS, as of the date of this Agreement, certain Closing Conditions remain open and unresolved;

WHEREAS, the Parties continue to work together diligently to resolve and settle all outstanding Closing Conditions and close the Merger and the Parties collectively desire to extend the Closing Date;

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and in the Merger Agreement, and for other good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree to amend Section 7.2 of the Merger Agreement as follows:

AMENDMENT TO MERGER AGREEMENT

ARTICLE VII
TERMINATION

7.2           Termination for Failure to Close. This Agreement shall be terminated if the Closing Date shall not have occurred by April 31, 2011, unless extended by written mutual consent of all Parties.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No.1 1 to the Agreement and Plan of Merger to be executed as of the date first written above.

PARENT: Tactical Air Defense Services, Inc. /s/ Alexis C. Korybut	COMPANY: Tactical Air Support, Inc. /s/ Rolland C. Thompson
By: Alexis C. Korybut Its: Chief Executive Officer	By: Rolland C. Thompson Its: Chief Executive Officer

ACQUISITION SUBSIDIARY: TAS Acquisition Corp. /s/ Alexis C. Korybut
By: Alexis C. Korybut Its: President